                                      LEASE

         THIS LEASE (as amended, restated, modified, and supplemented and in effect from time to time, this "Lease") is made as of the 3rd day of December, 1997, by and between ALADDIN GAMING, LLC, a Nevada limited-liability company ("Landlord"), and NORTHWIND ALADDIN, LLC, a Nevada limited-liability company ("Tenant").

                                    RECITALS:

         A. Landlord is constructing a casino, hotel, theater, shopping and parking complex in Las Vegas, Nevada (the "Aladdin Complex"), and has selected Tenant to develop, construct, own and operate an energy production facility to supply hot water, chilled water and electricity to said complex.

         B. The site on which the aforementioned energy facility shall be constructed shall be leased by Landlord to Tenant pursuant to the terms and conditions of this Lease. Additionally, Landlord and Tenant are executing concurrently herewith a certain Development Agreement of even date herewith (as amended, restated, modified, or supplemented and in effect from time to time, the "Development Agreement") regarding the construction of such facility and have agreed in substance to the form of an Energy Service Agreement (which form is attached to the Development Agreement, such Energy Service Agreement, in the form in which it shall finally be executed and delivered, and as it may thereafter be amended, restated, modified, or supplemented and in effect from time to time, being herein referred to as the "ESA") regarding the terms and conditions of the sale by Tenant to Landlord of hot water, chilled water and electricity.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed between Tenant and Landlord as follows:


         Article 1.            REPRESENTATIONS AND WARRANTIES.

                 1.1 Landlord hereby represents and warrants to Tenant as follows:

                       1.1.1 Landlord is a limited-liability company duly organized and existing in good standing under the laws of the State of Nevada;

                       1.1.2 Landlord possesses all requisite limited liability company power and authority to enter into and perform this Lease and to carry out the transaction contemplated herein;

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                       1.1.3 Landlord's execution, delivery and performance of
                 this Lease have been duly authorized by, or are in accordance with, its organic instruments; this Lease has been duly executed and delivered for it by the signatories so authorized; this Lease constitutes
                 Landlord's legal, valid and binding obligation;
                 Landlord's execution, delivery and performance of this Lease will not result in a breach or violation of, or constitute a default under, any agreement, lease, or instrument to which it is a party or by which it or its properties may be bound or affected;
                 and

                       1.1.4 No suit, action or arbitration, or legal,
                 administrative or other proceedings is pending or has been threatened against Landlord that would affect the validity or enforceability of this Lease or the ability of Landlord to fulfill its commitments hereunder, or that could result in any material adverse change in the business or financial condition of Landlord.

                 1.2 Tenant hereby represents and warrants to Landlord as follows:

                       1.2.1 Tenant is a limited liability company duly
                 organized and existing in good standing under the laws of the State of Nevada;

                       1.2.2 Tenant possesses all requisite limited liability
                 company power and authority to enter into and perform this Lease and to carry out the transaction contemplated herein;

                       1.2.3 Tenant's execution, delivery and performance of
                 this Lease have been duly authorized by, or are in accordance with, its organic instruments; this Lease has been duly executed and delivered for it by the signatories so authorized; this Lease constitutes
                 Tenant's legal, valid and binding obligation;
                 Tenant's execution, delivery and performance of this Lease will not result in a breach or violation of, or constitute a default under, any agreement, lease, or instrument to which it is a party or by which it or its properties may be bound or affected;

                       1.2.4 No suit, action or arbitration, or legal,
                 administrative or other proceedings is pending or has been threatened against Tenant that would affect the validity or enforceability of this Lease or the ability of Tenant to fulfill its commitments hereunder, or that could result in any material adverse change in the business or financial condition of Tenant; and


                                       2
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                       1.2.5 Tenant agrees not to permit any transfer of any
                 membership interest in Tenant by the sole member of Tenant as of the date of this Lease, and not to issue any new membership interest in Tenant, without the prior written consent of Landlord, such consent not to be unreasonably withheld; provided, however, that upon prior notice to Landlord and without Landlord's prior consent, Tenant shall be permitted to allow
                 Nevada Electric Investment Company (which is a wholly-owned subsidiary of Nevada Power Company), Boston Edison, Ontario Hydro or Houston Industries to own a membership interest in Tenant, such interest to be less than or equal to the interest retained by UTT
                 Las Vegas Inc., a Nevada corporation and a wholly-owned, indirect subsidiary of Unicom
                 Corporation, that, as of the date of execution of this Lease, owns a 100% interest in Tenant.

         Article 2.        GRANT AND TERM.

                 2.1 GRANT. For and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Tenant to be performed:

                     2.1.1 Landlord hereby leases to Tenant, and Tenant
                 hereby leases from Landlord, the real property located in Clark County, Nevada that is legally described on Exhibit A (the "Project Site"), which exhibit shall be attached hereto by Landlord no later than ten (10) days after Notice to Proceed is received by Northwind pursuant to the Development Agreement.

                     2.1.2 Landlord hereby grants to Tenant and its
                 successors and assigns a non-exclusive easement in the real property described on Exhibit B (the "Landlord's Property"), which exhibit shall be attached hereto by Landlord no later than ten (10) days after Notice to Proceed is received by Northwind pursuant to the Development Agreement (i) for the purpose of providing access to the Project Site, and the other property of Tenant located on, in or under the Landlord's Property, and (ii) to permit access for, such access not to be unreasonably denied, and the installation, maintenance, repair, security and replacement of, pipes, ducts, cables, conduit and other equipment and apparatus (including the energy transfer stations) used or to be used by Tenant in the operation of the Project (as defined in Article 4 below) and the provision of Services (as defined in
                 Article 4 below) to users, distributors and/or vendors.

                 Any such use by Tenant of the Landlord's Property shall be in accordance with all safety and security rules, regulations and policies then in effect on Landlord's Property or such other reasonable rules or requirements which Landlord imposes, and provided further that such use by Tenant shall in no way have an adverse effect on


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Landlord's other activities. Landlord agrees that Landlord's activities shall not have an adverse effect on Tenant's activities. For the purposes of this paragraph, "adverse effect" means a materially detrimental effect on the ownership, construction, maintenance, repair, or operation of the Project, in the case of Tenant, or the Aladdin Complex, in the case of Landlord. The easements granted in this Section shall continue so long as this Lease remains in effect and shall expire and be of no further force or effect upon the earlier of the execution of the Reciprocal Easement Agreement (as defined in the Development Agreement) or the expiration or termination of this Lease. Each easement granted under this Lease shall exist by virtue of this Lease, without the necessity of or confirmation by any other document, and shall run with the Landlord's Property. Upon the expiration, termination (in whole or in part) or the release of any such easement in accordance with the provisions of this Lease, the same shall be deemed to have expired, or have been terminated or released without the necessity of confirmation by any other document.

                 2.1 TERM. The terms and conditions of this Lease shall be effective as of the date of this Lease. The initial term of this Lease (the "Initial Term") shall commence on the earlier of March 1, 2000 or the date upon which the Aladdin Complex is first opened for business to the public (the "Commencement Date"). Except as otherwise provided in this Lease to the contrary, the Initial Term of this Lease shall end on the day immediately preceding the twentieth anniversary of the Commencement Date and the Initial Term shall be subject to extension and renewal as provided for in Section 2.3 below. The term of this Lease, as the same may be extended or renewed is referred to herein as the "Term".

                  2.3 RENEWAL TERMS.

                      2.3.1 The Initial Term of this Lease shall be
                  automatically extended for a period of five years commencing on the twentieth anniversary of the Commencement Date and expiring on the day immediately preceding the twenty-fifth anniversary of the Commencement Date unless either party gives the other party written notice not later than twelve (12) months before the twentieth anniversary of the Commencement Date that such party is terminating the Lease as of the twentieth anniversary of the Commencement Date. The five year renewal period for in this Section 2.3.1 and each subsequent five year renewal period provided for in
                  Section 2.3.2 below are hereinafter referred to as "Renewal Terms".

                      2.3.2 The first Renewal Term shall be automatically
                  extended and renewed for a five year period commencing upon the expiration of the first Renewal Term, and each subsequent Renewal Term shall be automatically extended for an additional five year renewal period commencing upon the


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                  expiration of the then existing Renewal Term and expiring
                  on the day preceding the fifth anniversary thereof, unless either party gives the other party written notice not later than twelve (12) months prior to the scheduled expiration of the then existing Renewal Term that such party is terminating this Lease as of the scheduled expiration of such then existing Renewal Term.

                      2.3.3. Notwithstanding anything herein to the
                  contrary, the Term shall automatically continue or be extended for so long as the ESA (as defined in Section 2.4 hereof) shall continue in effect.

                  2.4 EARLY TERMINATION RIGHTS. Subject to the terms of
Article 18.2 below, if either the ESA or the Development Agreement is terminated in accordance with the terms thereof, then each party hereto shall have the right to terminate this Lease on the effective date of the termination of the ESA or the Development Agreement, as applicable, by notifying the other party hereto in writing of such termination, provided, however, that Landlord may not terminate this Lease by reason of termination of the ESA or the Development Agreement if such termination of the ESA or the Development Agreement was by the Tenant pursuant to the Landlord's default thereunder and the Landlord did not acquire the Project pursuant to such termination.

                  2.5 ACCEPTANCE OF PROJECT SITE. Tenant hereby acknowledges (a) that it has been advised to satisfy itself with respect to the condition of the Project Site (including but not limited to the environmental aspects, compliance with Applicable Law, (as defined in Section 4.2), and the level of utilities and services available to the Project Site), (b) that Tenant will make such investigation as it deems necessary with reference to such matters and, subject to the provisions of the Development Agreement and the Energy Service Agreement governing the cost of the Project and the charges payable in respect of Services, assumes all responsibility therefor as the same relate to Tenant's occupancy of the Project Site and/or the Term of this Lease, except with respect to any Hazardous Material located on the Project Site as of the date hereof or any other conditions of the Project Site existing as of the date hereof which violate any Environmental Requirements, as to which Landlord shall have responsibility and from and against which Landlord agrees to indemnify, defend and hold Tenant harmless, and (c) that neither Landlord, nor any of Landlord's agents, has made any oral or written representations or warranties with respect to said matters, other than as set forth in this Lease, and Landlord has no obligation and has made no promises to alter, remodel, improve, repair or renovate the Project Site or any part thereof, other than as expressly set forth in this Lease, the ESA or the Development Agreement.


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

         Article 3.          RENT.

                 3.1 BASE RENT. Tenant shall pay to Landlord a fixed monthly base rent equal to $1.00 (the "Base Rent") per month throughout the Term. Landlord hereby acknowledges receipt of $240 as prepayment of the Base Rent for the entire Initial Term.

                 3.2 NET LEASE. Except as provided below, this Lease shall be deemed to be a "net" lease, and Tenant shall pay, as provided herein, all Impositions (as hereinafter defined). Tenant shall pay to Landlord, absolutely net throughout the Term, the Base Rent and other payments hereunder, free of any charges, assessments, impositions or deductions of any kind, and, except as contemplated by the Development Agreement and the ESA with respect to the cost of construction, maintenance, service, repair, ownership, and operation of the energy production facility, under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever relating to the Project Site. As used herein, "Impositions" shall mean all operating, maintenance, repair and improvement costs and insurance premiums owing with respect to the improvements being constructed by Tenant, in accordance with the terms of the Development Agreement and the ESA, on the Project Site (collectively, the "Improvements") and the property being installed by Tenant, in accordance with the terms of the Development Agreement and the ESA, on, in or under the Landlord's Property (collectively, the "Additional Property") and all taxes, levies and assessments; use and occupancy taxes; water and water assessments, fees and use charges; charges for public utilities; excises; levies; license and permit fees; transit taxes; real estate taxes; taxes on rentals; intangible and other personal property taxes; business and occupation taxes; gross sales taxes; occupational license taxes; and all other governmental impositions and charges of every kind and nature whatsoever, whether the same are extraordinary or ordinary, general or special, or unforeseen or foreseen, which at any time from and after the date hereof shall be or become due and payable, but shall not include any general income taxes or franchise fees assessed against Landlord; provided, however, that notwithstanding the foregoing, nothing herein is intended to require Tenant to pay any charges, fees, costs or expenses that Landlord is required to pay under the ESA or the Development Agreement, and the term "Impositions" shall not be deemed to include any of such charges, fees, costs or expenses.

                 3.3 RENT. As used herein the term "Rent" shall mean the sum of the Base Rent and any and all other amounts which are due from Tenant pursuant to the provisions of this Lease. Rent which has not been prepaid as of the date hereof shall be due and payable to Landlord on the last day of each month and shall be paid to Landlord at Las Vegas, Nevada or at such other place as Landlord may designate from time to time. All payments of Rent shall be made in lawful money of the United States.


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                 3.4 NO PRESUMPTION. Wherever in this Lease it is
provided that an activity or obligation is at Tenant's cost or expense, such provision shall not imply or be construed to imply or mean any limitation on any right which Tenant may have under the ESA and/or the Development Agreement to include such cost or expense (or some portion thereof) in charges payable to Tenant thereunder.

         Article 4.         USE AND POSSESSION.

                 4.1 USE AND POSSESSION. In accordance with the terms of the Development Agreement and the ESA, Tenant shall construct on, in and/or under the Project Site, and shall operate and maintain thereon, an energy facility (such facility, including the Improvements and the Additional Property, is referred to herein as the "Project") that will provide hot water, cold water and electricity (collectively, the "Services") for the Landlord's Property, as described more fully in the ESA. The Project shall include fiber optic cable and conduit and related equipment installed by Tenant for use in connection with providing and monitoring the Services. In accordance with the terms of the Development Agreement and the ESA, equipment and other improvements necessary to control and monitor the Project may also be located at the Project Site and on, in or under the Landlord's Property. Title to the Improvements and to all of the personal property owned by Tenant and used in connection with the construction, operation and maintenance of the Project is now and shall be and remain in Tenant from and after the date hereof, subject to Landlord's potential future interest in the Improvements, which shall become a possessory interest upon the expiration or earlier termination of the Term and subject to the other terms and conditions contained in this Lease.

         4.2 LIMITATIONS ON USE. Tenant shall not use or occupy the Project Site, or permit the use or occupancy of the Project Site, in any manner or for any purpose which: (a) would violate any law, statute, ordinance or other federal, state or local governmental rule, regulation or requirement ("Applicable Law") including, without limitation, those with respect to hazardous or toxic materials, or the provisions of any applicable governmental permit or document related to the Project Site; (b) would violate any safety, security or other rule, regulation or policy of Landlord; (c) would in any way cause an adverse effect on any of Landlord's activities or Landlord's use of Landlord's property (provided that the handling of interruptions of Services is exclusively addressed in the ESA); or (d) would cause the cancellation or ineffectiveness of any fire or other insurance maintained or required hereunder to be maintained by Tenant. Tenant shall not use the Project Site for any purpose other than those intended by the Development Agreement and the ESA or as otherwise permitted by this Lease.


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

         4.3 APPLICABLE LAW. Tenant shall not do anything or suffer anything to be done in or about the Project Site which conflicts with or violates any Applicable Law then in effect. At its sole cost and expense, Tenant shall promptly comply with all requirements of Applicable Law relating to or arising out of the use, occupancy, repair or alteration of the Project Site and the improvements located thereon (provided that Tenant's compliance obligations in respect of matters addressed by Section 5.7 of the ESA shall be governed thereby and not hereby).

         4.4  OTHER USES.

                  4.4.1 Tenant may not use the Project Site to provide services other than the Services without obtaining the prior written consent of Landlord, and provided that such consent, if granted, will result in an equitable adjustment to the Base Rent and/or consumption and capacity charges under the ESA and other reasonable modifications to this Lease and/or the ESA. When Tenant presents Landlord with a proposal pursuant to which Tenant would provide services other than the Services, Landlord shall consider such proposal promptly (and with respect to a proposal by Tenant to provide services to Bally's, Paris, and/or Flamingo within seven (7) days of receipt of such proposal) and in good faith.

                  4.4.2 Notwithstanding the foregoing, Landlord agrees that Tenant may network the Project with another energy production facility (or facilities) provided that: (i) Landlord determines, in its sole discretion, that such networking will not adversely affect the ability of the Project to provide the Services for the Landlord's Property and
         (ii) the customer(s) of the energy production facility or facilities to which the Project is networked are not charged rates for hot water, cold water and/or electricity services provided by the Project which are less than those charged for the Services pursuant to the terms of the ESA; provided, that if Tenant disagrees with Landlord as to whether the charges to third parties for services are less than those payable by Landlord for Services under the ESA, then the matter shall be referred to the "Independent Engineer" (as defined in the Development Agreement) or another mutually acceptable arbitrator, whose decision shall be final and binding on the parties, and provided further that Tenant shall have the right to remedy any discrepancy in such charges by decreasing the charges payable under the ESA and/or by agreeing to increase the charges for services paid by third parties.

                  4.4.3 Notwithstanding the foregoing, in the event Tenant terminates the ESA in accordance with the terms thereof because of a Landlord default under the ESA or the Development Agreement, and Landlord does not acquire the energy production facility at Tenant's request pursuant to such termination, then without Landlord's


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         consent, Tenant may provide and sell to third parties services, provided, however, that Tenant's provision of such services other than the Services will result in an equitable adjustment to the Base Rent and/or consumption and capacity charges under the ESA and other reasonable modifications to this Lease and/or the ESA.

         Article 5.      POSSESSION AND CONSTRUCTION OF IMPROVEMENTS.

                 5.1 POSSESSION; ACCESS. In addition to the interests and rights granted by Landlord to Tenant in Section 2.1 above, Landlord shall deliver to Tenant, within five (5) days of Landlord's issuance of a Notice to Proceed pursuant to the Development Agreement, possession of the Project Site and reasonable and necessary access to the Landlord's Property as is necessary to enable Tenant to construct the Project and install and secure Tenant's equipment and fixtures and otherwise to make the Project Site ready for Tenant use and occupancy in the manner described herein and in the ESA and the Development Agreement. In addition, Landlord shall permit Tenant access to the Project Site at all reasonable times after execution of this Lease for the purposes of investigating surface and subsurface conditions on and around the Project Site, including taking soil samples and borings. Such entry to the Landlord's Property shall be subject to all the terms and conditions of this Lease, excluding payment of Base Rent, during the period commencing on the date of Tenant's entry and ending on the earlier of (i) the Commencement Date or (ii) the commencement of operation of Tenant's business from the Project Site or any part thereof.

                 5.2 TENANT'S WORK. For purposes of this Article 5, the term "Tenant's Work" shall mean and refer to the construction and installation of all aspects of the Project as set forth in detail in the Development Agreement, including the Improvements, and all other equipment, fixtures, pipes, wiring, mechanical systems and other property and systems necessary to the operation of the Project. All of Tenant's work shall be done in the manner required by the Development Agreement and shall be completely lien-free (except as provided in Sections 11.1 and 11.2 hereof, and except as otherwise permitted by the Development Agreement and the ESA). Tenant shall use commercially reasonable efforts to obtain warranties for Tenant's Work from its contractors and to enforce such warranties so that defects in Tenant's Work are corrected. If any warranties are not assignable to Landlord, Tenant shall nevertheless use reasonable diligence to keep such warranties in effect and to enforce the same. Tenant further agrees that if it determines that any portion of the Tenant's Work contains a material defect, it shall promptly notify Landlord of such defect and of the action which Tenant proposes to take or requires its contractors to take to remedy the same, provided that Tenant shall not take any action that may prejudice Landlord's ability to assert its warranty rights (if any) without Landlord's prior written consent. Without limiting the foregoing, Tenant reserves the right to install its own security system on the


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Project Site and Landlord, notwithstanding any other provision of this Lease to the contrary, understands and agrees that Tenant shall have the right to limit or restrict Landlord's access to the Project Site for reasonable safety and security purposes, but subject to Landlord's rights under Section 14.1 below and as provided for in the ESA and the Development Agreement. Subject to the rights of Tenant under Sections 11.1 and 11.2 hereof, and except as permitted by the Development Agreement and the ESA, all of Tenant's Work shall be completed lien-free and in accordance with all Applicable Law. At Landlord's election, all Tenant's Work shall be coordinated with Landlord's construction manager (who shall not unreasonably interfere with the rendition of Tenant's Work).

                 5.3 LANDLORD'S WORK. The work to be performed by Landlord in connection with the construction and development of the Project is described in detail in the Development Agreement (such work being referred to herein as the "Landlord's Work"). The Landlord's Work shall be performed in accordance with all Applicable Law and in accordance with the Development Agreement. Landlord shall use commercially reasonable efforts to obtain warranties for Landlord's Work from its contractors and to enforce such warranties so that defects in Landlord's Work are corrected.

                 5.4 LAYDOWN AND STAGING AREAS. Landlord shall give
Tenant the right to use, at no cost to Tenant and at such times as reasonably required by Tenant before or after the Commencement Date, such portion of the property of Landlord reasonably needed by Tenant for staging of construction of the Project, storing materials and parking for Tenant's contractors and subcontractors and their respective employees, such portion of the property to be designated by the Landlord.

                 5.5 MUTUAL COOPERATION. Landlord and Tenant, both acting reasonably, agree to cooperate with each other so that the Landlord's Work and Tenant's Work can be completed in a timely manner.

         Article 6.       INSURANCE AND WAIVER OF SUBROGATION.

                 6.1 INSURANCE.

                 (a) At all times from and after the date hereof, Tenant shall, at its sole expense, purchase and maintain in full force and effect, the following insurance coverages:

                 (i) Workers' compensation insurance, with limits of liability at least equal to the statutory requirements therefor;


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

                 (ii) Employer's liability insurance of not less than
                      $1,000,000;

                (iii) Comprehensive general liability insurance against
                      liability for injury to or death of any person or damage to property in connection with the use, operation or condition of the Project of not less that $2,000,000 combined single limit per occurrence and annual aggregate;

                 (iv) "All-risk" property insurance covering the Project to the extent of the full replacement cost thereof and, during construction of the Project, "all-risk builder's risk" insurance covering the Project to the extent of the full replacement thereof;

                  (v) During any and all periods of construction of the
                      Project, Tenant shall cause its general contractors (including all contractors who contract directly with Tenant) to obtain (i) commercial general liability insurance with a minimum limit of liability of $5,000,000 combined single limit for bodily injury, personal injury and property damage and include Landlord and Landlord's lenders as additional insureds and (ii) workers' compensation insurance, with limits of liability at least equal to the statutory requirements therefor and employer's liability insurance of not less than $1,000,000; and

                 (vi) Excess liability umbrella coverage of at least
                      $50,000,000.


                 (b) At all times from and after the date hereof, Landlord shall, at its sole expense, purchase and maintain in full force and effect, the following insurance coverages:

                 (i) Comprehensive general liability (including public liability and property damage) insurance coverage covering occurrences, accidents and incidents on the Landlord's Property that (1) occur from and after the date hereof (regardless of when the claim is filed) and
                      (2) result in bodily injury, personal injury or death to any person or entity and/or damage or destruction of property. Said insurance shall have a combined single limit of liability per occurrence of not less than $1,000,000 on a primary basis and not less than $50,000,000 on an excess/umbrella basis, or such greater amounts as are typical for similar casino-hotel projects in Las Vegas; and


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

                 (ii) "All-risk" property insurance covering the Landlord's
                      Property and improvements thereon to the extent of the full replacement cost thereof.

                  (c) Each party hereto agrees that the insurance described above to be provided by the other party may be provided by and through blanket coverages which may be provided in whole or in part through a policy or policies covering other liabilities and locations of the party obligated to provide such insurance and its affiliates.

Except as otherwise set forth in Articles 13 and 15 hereof, Tenant shall be liable for any deductible amount in the event of any loss under the policies required by Section 6.1.

                 6.2 ADDITIONAL REQUIREMENTS. All insurance required to be purchased by Tenant pursuant to this Article 6 shall be placed with reputable companies licensed to do business in the State of Nevada and shall provide for deductibles reasonably acceptable to Landlord. Prior to the Commencement Date, Tenant shall deliver to Landlord certificates of insurance evidencing the insurance required hereby. All such insurance will require not less than thirty
(30) days prior written notice to both parties in the event of modification or cancellation of coverage.

                 6.3 WAIVER OF SUBROGATION RIGHTS; DEFAULT. Each party hereby releases and waives, to the extent legally possible for it to do so without invalidating its insurance coverages, for itself and on behalf of its insurer, the other party hereto and its respective officers, directors, agents, members, partners, servants, and employees from liability for any loss or damage to any or all property located on the Aladdin Lands (as defined in the Development Agreement) which loss or damage is of the type and within the limits covered by the "all-risk" property damage insurance and other property / casualty insurance which the parties have agreed to obtain and maintain in effect pursuant to clauses (a) and (b) of Section 6.1, irrespective of any negligence on the part of the released party and its respective officers, directors, agents, partners, members, servants, or employees, which may have contributed to or cause such loss or damage. Each party covenants that it will, if available, obtain for the benefit of the other party and its officers, directors, agents, members, partners, servants, and employees, a waiver of any right of subrogation which the insurer of such party may acquire against such party by virtue of the payment of any such loss covered by insurance. In the event a party is by law, statute or governmental regulation unable to obtain a waiver of the right of subrogation for the benefit of the other party (and its respective, officers, directors, agents, members, partners, servants, and employees) or its insurance carriers will not give such a waiver or its property / casualty insurance will be invalidated or terminated by the waiver and release set forth in the first sentence of this Section 6.3, then, during any period of time when such waiver is unobtainable, said party shall not have been deemed to have released any subrogated claim of its insurance carrier against such other party (or its respective officers, directors, agents, members, partners, servants, or employees), and during the same period of time, such other party shall not have been deemed to have released the party which has been unable to obtain such waiver (or such party's respective officers, directors, agents, members, partners, servants, or employees) from any claims it or its insurance carrier may assert which otherwise would have been released pursuant to this Section 6.3.

                  If Tenant at any time fails to provide the insurance coverage required by this Article 6, Landlord will be entitled to purchase such coverage, after written notice of Landlord's intent, and to collect the cost of such coverage from Tenant. Notwithstanding anything to the contrary in this Lease, in no event shall Landlord or Tenant be liable to the other for any lost business, loss of profits or other special and/or consequential damages, whether direct or indirect, in respect of which each hereby excuses the other and waives any and all such claims against the other, provided that the foregoing is not intended to be a waiver of any rights or obligations of Tenant or Landlord under the ESA or the Development Agreement.

         Article 7. DAMAGE OR DESTRUCTION. In the event the Project or any part thereof is damaged or destroyed by fire, explosion or other casualty, except as otherwise provided below in this Article 7, Tenant shall repair, restore or rebuild with due diligence the damaged portion of the Project. Said damage and destruction shall not affect in any way the obligation of Tenant to pay Rent or release Tenant of or from any obligation imposed on Tenant under this Lease. Tenant shall commence the repair, restoration or rebuilding of the Project as soon as is reasonably practicable after such damage or destruction occurs and shall complete such repair, restoration or rebuilding as promptly as is reasonably possible in order to comply with its obligations under the ESA, and shall in the course thereof comply with the terms of the Development Agreement and with Section 5.2 hereof, provided that Tenant may make such revisions and changes to the Tenant's Work as Tenant deems appropriate under the circumstances, after obtaining Landlord's prior approval, which shall not be unreasonably withheld or delayed, to such revisions and changes; provided, however, that any such changes are made in accordance with the terms of the Development Agreement during the term thereof. In the event that the net proceeds of insurance payable in respect of such casualty is not sufficient to fully restore the damaged portion of the Project (and provided that such shortfall is not attributable to any failure by Tenant to maintain the property / casualty insurance coverage required by this Lease), such that Tenant shall have to provide additional funds in order to comply with its obligations under this Article 7, then the "Investment in Northwind Facilities" under the ESA shall be increased by the amount of such additional funds in excess of net proceeds of insurance and Landlord's obligation to pay the Contract Capacity Charge under the ESA during the balance of the term thereof then in effect shall be modified in accordance therewith.

         Article 8.       CONDEMNATION.

                 8.1 COMPLETE TAKING. If, at any time during the Term, title to all or substantially all of the Project Site shall be taken in condemnation proceedings or by any right of eminent domain, this Lease shall terminate and expire on the date of such taking and the Rent payable hereunder shall be apportioned and paid to the date of such taking. For purposes of this Article, substantially all of the Project Site shall be deemed to have been taken if the untaken portion cannot be practically and economically used or converted for use by Tenant for the Project in a manner permitting Tenant to comply with its obligations under the ESA and the Development Agreement. Upon the occurrence of any such taking and the termination of this Lease, Landlord and Tenant shall share any award or awards as follows: (i) if the aggregate amount of such award or awards equals or exceeds (x) the purchase price then payable under Section 9.3 of the ESA plus
(y) the fair value of the portion of the Project Site being taken, then Landlord shall be entitled to receive an amount equal to the fair value of the Project Site being taken and Tenant shall be entitled to receive an amount equal to the purchase price which would then be payable under Section 9 of the ESA if the Project were then purchased by Landlord from Tenant pursuant to such section, and Landlord and Tenant shall each be entitled to receive an amount equal to fifty (50) percent of the amount (if any) by which the aggregate awards exceeds the amount described in clauses (x) and (y) immediately preceding; and (ii) if the aggregate awards are less than an amount equal to the aggregate amount under clauses (i)(x) and (i)(y) preceding, then Landlord shall be entitled to receive an amount equal to the fair value of the portion of the Project Site being taken multiplied by a fraction, the numerator of which is the aggregate awards and the denominator of which is the aggregate of the amounts described in clauses (i)(x) and (i)(y) preceding, and the Tenant shall be entitled to receive the balance of the aggregate awards. In either case, Tenant shall be entitled to collect the entire award and withhold therefrom the portion thereof to which Tenant is entitled pursuant to this Section 8.1 and pay to Landlord the portion thereof to which Landlord is entitled. Tenant shall execute any and all documents that may be required in order to facilitate the collection and distribution of the award in accordance with the terms of this section. In the event of a dispute between Landlord and Tenant as to whether or not the untaken portion of the Project Site can be practically and economically used or converted by Tenant as aforesaid, and the parties cannot agree within thirty days after such taking, such dispute shall be resolved in the manner provided in Section 7.1(c) of the ESA.

                 8.2 PARTIAL TAKING. Upon any such taking of less than the whole or substantially all of the Project Site, as promptly as possible a determination under the ESA shall be made as to whether the ESA shall be terminated pursuant to Section 7.1(c) thereof. (a) If the ESA is terminated as a result of such partial taking, then this Lease shall be terminated concurrently with the termination of the ESA and Landlord and Tenant shall share any award or awards as follows: (i) if the aggregate amount of such awards equals or exceeds
(x) the purchase price then payable under Section 9.3 of the ESA plus (y) the fair value of the portion of the Project Site being taken, then Landlord shall be entitled to receive an amount equal to the fair value of the Project Site being taken and Tenant shall be entitled to receive an amount equal to the purchase price which would then be payable under Section 9 of the ESA if the Project were then purchased by Landlord from Tenant pursuant to such section, and Landlord and Tenant shall each be entitled to receive an amount equal to fifty (50) percent of the amount (if any) by which the aggregate awards exceed the amount described in clauses (x) and (y) immediately preceding; and (ii) if the aggregate awards are less than an amount equal to the aggregate amount under clauses (i)(x) and (i)(y) preceding, then Landlord shall be entitled to receive an amount equal to the fair value of the portion of the Project Site being taken multiplied by a fraction, the numerator of which is the aggregate awards and the denominator of which is the aggregate of the amounts described in clauses (i)(x) and (i)(y) preceding, and the Tenant shall be entitled to receive the balance of the aggregate awards. In either case, Tenant shall be entitled to collect the entire award and withhold therefrom the portion thereof to which Tenant is entitled pursuant to this
Section 8.2(a) and pay to Landlord the portion thereof to which Landlord is entitled. Tenant shall execute any and all documents that may be required in order to facilitate the collection and distribution of the award in accordance with the terms of this section. (b) If the ESA is not terminated as a result of such partial taking, then (i) Tenant, at its sole cost and expense, shall complete Tenant's Work and comply with its obligations in respect of restoring the Project set forth in Section 7.1(a) of the ESA; (ii) this Lease shall continue and the Term shall not be reduced or affected in any way; and (iii) at Tenant's election, the award or awards made in connection with such taking shall be distributed to Tenant in whole or in part and the amount which Tenant receives shall be applied to the cost and expense of restoring the Project, with any excess deemed to be a payment in reduction of the "Investment in the Northwind Facilities" under the ESA. In the event such excess is applied to reduce the "Investment in the Northwind Facilities," the Contract Capacity Charge payable by Landlord under the ESA shall be reduced to reflect such payment (such reduction to be determined by assuming that such payment is applied 60% in reduction of debt incurred to finance the Project and 40% as a return of Tenant's capital). If the ESA is not terminated, then, to the extent (if any) that the cost of restoring the Project exceeds any award or awards which are received by Tenant, the "Investment in the Northwind Facilities" shall be adjusted accordingly and Landlord's obligation to pay the Contract Capacity Charge under the ESA during the balance of the term thereof then in effect shall be modified in accordance therewith.

                 8.3 SETTLEMENT. Landlord and Tenant shall each be entitled to participate at their own expense in the negotiation and settlement of any amounts or other compensation resulting from or in connection with the condemnation or other taking of the Project Site or any part thereof.

         Article 9.       MAINTENANCE AND ALTERATIONS.

                 9.1 LANDLORD'S MAINTENANCE. During the Term, Landlord shall keep and maintain, repair and replace the Landlord's Work and the Landlord's Property in good working order and repair in compliance with all Applicable Law and in the manner necessary to enable Tenant to perform its obligations under the Development Agreement and the ESA.

                 9.2 TENANT'S MAINTENANCE. During the Term, Tenant shall keep and maintain, repair and replace, at Tenant's sole cost and expense (subject to the provisions of the Development Agreement and the ESA governing the cost of the Project and the charges payable in respect of Services), the Project and the Project Site in good working order and repair in compliance with all Applicable Law.

                 9.3 ALTERATIONS. Tenant shall have the right to make additions, improvements and alterations in and to the Project and the Project Site (collectively, "Alterations") from time to time during the Term, provided such Alterations comply with the terms of the Development Agreement, the ESA and this Lease, and provided that for material Alterations Tenant first obtains Landlord's consent, which consent may be withheld in Landlord's sole discretion, except as otherwise provided in Section 4.4 hereof. Tenant agrees that any Alterations made shall be made in a good and workmanlike manner and shall be made in accordance with the terms of the Development Agreement, the ESA, all Applicable Law, and the requirements of Section 5.2 herein and will be completed on a lien-free basis (except as provided in Section 11.1 hereof.)

         Article 10.        ASSIGNMENT AND SUBLETTING.

                 10.1 ASSIGNMENT AND SUBLETTING. Except for a "Permitted Transfer" (as such term is herein defined) or an assignment made in accordance with the terms of Section 11.2 below, any of which shall be permitted at any time without Landlord's consent, but only after prior written notice to Landlord, Tenant shall not, either prior or subsequent to the commencement of the Term, (i) assign this Lease or any interest under this Lease, or (ii) sublet the Project Site or any part thereof, without Landlord's prior written consent, which shall not be unreasonably withheld or delayed.

                     10.1.1 For purposes of this Article 10, the term
                 "Permitted Transfer" shall mean any transfer or assignment of Tenant's interest in this Lease made in connection with a transfer of Tenant's interest in the ESA or the Development Agreement which is permitted under the terms thereof.

Landlord acknowledges and agrees that the transferee under any assignment or transfer to which Landlord has consented as aforesaid, as well as the transferee or assignee under any Permitted Transfer, shall be deemed to be the "Tenant" for purposes of this Lease and shall be afforded all of the rights, benefits and obligations of Tenant hereunder (regardless of whether or not such assignment occurs concurrently with a transfer, sale or assignment of all or a portion of Tenant's right, title and interest in the Project). In the event of an assignment, transfer or sublease, other than a Permitted Transfer, the transferee shall expressly assume the obligations of Tenant in writing, and the terms of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Any assignment or sublease in violation of this Article 10 shall be null and void.

                 10.2 CONSENT NOT A RELEASE. Neither a Permitted
Transfer nor the consent by Landlord to any assignment or subletting shall operate to relieve Tenant from any covenant or obligation hereunder except to the extent, if any, expressly provided for in such consent and except, with respect to a Permitted Transfer, to the extent that Tenant is relieved of its obligations under the ESA and the Development Agreement, or be deemed to be a consent to or relieve Tenant from obtaining Landlord's consent to any subsequent assignment or subletting requiring consent under Section 10.1 above.

         Article 11.       LIENS AND ENCUMBRANCES.

                 11.1 ENCUMBERING LANDLORD'S TITLE. Tenant shall make all payments and take all actions at its own cost and expense as may be necessary to ensure that no lien, charge, or order for payment of money is registered against Landlord's interest in and to the Project Site that results from any work, services or materials supplied to Tenant or the Project Site or any act or omission of Tenant and that is not discharged or vacated (or with respect to which payment has not been secured by the placement of a bond in an amount, form and content reasonably acceptable to Landlord) within ten (10) business days after Tenant receives notice of such registration. Tenant shall indemnify and save harmless Landlord against any and all costs, liabilities, suits, penalties, claims and demands, including reasonable attorney's fees, arising therefrom. Any claim to, or lien upon, the Project Site arising from the acts or omissions of Tenant shall accrue only against the leasehold estate of Tenant. If Tenant fails to cause such lien, charge or order to be discharged of record or bonded within twenty (20) days after Tenant receives notice of such registration, then Landlord shall have the right to cause the same to be discharged. All amounts paid by Landlord to cause any such lien, charge or order to be discharged shall constitute additional rent payable by Tenant to Landlord, or, at Landlord's option, may be recovered from Tenant in an appropriate proceeding.

                 11.2 COLLATERAL ASSIGNMENT AND LIENS. Landlord agrees that Tenant shall have the right to grant to a lender a security interest in Tenant's interest in this Lease for collateral purposes and to grant to such lender security interests in and liens on the personal property, machinery and equipment of Tenant located at the Project Site.

         Article 3. UTILITIES; SERVICES. Tenant shall purchase the water, gas and sewage services necessary for the operation of the Project directly from the utility, authority or municipality providing such service, and shall pay for such services when such payments are due. Tenant covenants to pay all such charges for these utility services and any others required in the operation of its business on or before their due date.

         Article 13.            INDEMNITY.

                 13.1 GENERALLY. Subject to Section 13.2 below, each party hereto shall protect, indemnify and save the other party and its agents and employees harmless from and against all liabilities, obligations, claims, damages (other than lost business, lost profits and other special and/or consequential damages, whether direct or indirect, all claims for which are hereby irrevocably waived, provided that this shall not be deemed to waive any rights or obligations of Tenant or Landlord under the ESA or the Development Agreement), penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or asserted against such other party by reason of any accident, physical injury to or death of persons or physical loss of or physical damage to property arising (i) from the indemnifying party's entry upon or occupancy of the Project Site or conduct of such party's business in or from the Project Site; (ii) from any breach or default on the part of the indemnifying party in the performance of any covenant or agreement on the part of such party to be performed pursuant to the terms of this Lease; (iii) any violation of Federal, state or local law, regulation or action governing environmental or safety statutes applicable to the Project; or
(iv) due to any other legally actionable act or omission of the indemnifying party or its agents, contractors or employees. In case any action, suit or proceeding is brought against a party hereto by reason of any such occurrence, the other party shall, at the indemnified party's option, at the indemnifying party's expense, by counsel selected by the indemnifying party (which counsel must be reasonably satisfactory to the indemnified party), defend such action, suit or proceeding, or cause the same to be defended.

                 13.2 EFFECT OF WAIVER. The indemnities of either party contained in this Lease shall not apply or pertain to liabilities, obligations, claims, damages, penalties, causes of action, costs or expenses to the extent such party has waived claims in respect thereto pursuant to Section 6.3 above.

                 13.3 SURVIVAL OF OBLIGATION. The duty to indemnify under this Article will continue in full force and effect notwithstanding the expiration or termination of this Lease, with respect to any loss, liability, damage or other expense based on factors and conditions which occurred prior to such termination.

         Article 14. RIGHTS RESERVED TO LANDLORD; ADDITIONAL LANDLORD REPRESENTATIONS, WARRANTIES AND COVENANTS.

                 14.1 INSPECTION. Landlord shall have the right, upon reasonable advance written notice to Tenant, except in case of emergency, when no notice shall be required, to inspect the operation of the Project during normal business hours to determine whether it is being operated in compliance with all Applicable Law and in the manner required under this

Lease and to enable Landlord to perform its obligations hereunder. Tenant or its designated representative shall have the right to be present during any such inspection.

                 14.2 REPRESENTATIONS AND WARRANTIES. Landlord hereby represents and warrants to Tenant that:

                       14.2.1 There are no leasing or rental agreements in
                 effect demising the Project Site other than the Lease, and there are no executory contracts, options or agreements in existence which relate to the purchase of all or any portion of the Project Site or any interest therein.

                       14.2.2 Landlord has no knowledge of any outstanding
                 violations of any applicable pollution, zoning, Environmental Protection Agency, health, safety,
                 OSHA, fire, environmental, sewerage and building codes, statutes, ordinances and regulations pertaining to the Project Site.

                       14.2.3 Landlord has no knowledge of any special taxes
                 or assessments against the Project Site, or any portion thereof.

                       14.2.4 Landlord has no knowledge of any increase in
                 the real estate tax assessment of the Project Site or any portion thereof.

                       14.2.5 To Landlord's knowledge, during Landlord's
                 ownership of the Project Site, (i) no "Hazardous Materials" (as hereinafter defined) have been located on the Project Site or have been released into the environment, or discharged, placed or disposed of at, on or under the Project Site; (ii) no underground storage tanks have been located on the Project Site;
                 (iii) the Project Site has never been used as a dump for waste material; (iv) no portion of the Project
                 Site is located in an area that has been designated a wetlands or other environmental protection area; and
                 (v) the Project Site and its prior uses comply with and at all times have complied with, any applicable governmental law, regulation or requirement relating to environmental and occupational health and safety matters and Hazardous Materials.

                       14.2.6 Landlord believes it has not misstated any
                 material fact, or failed to disclose any material fact, relating to the Project Site or Landlord's
                 Property.

                 14.3 SECURITY; NO OBSTRUCTION. Landlord, at its sole expense, shall at all times from and after the date hereof provide reasonable security for and protection of all property of Tenant located on, in or under the Landlord's Property in accordance with the terms of this Lease.

         Article 15.     ENVIRONMENTAL MATTERS.

                 15.1 DEFINITIONS. For the purposes of this Article 15, the following terms shall have the following meanings: (i) the term "Hazardous Material" shall mean any material or substance that, whether by its nature or use, is now or hereafter defined as a hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Requirement, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is now or hereafter regulated under any Environmental Requirement, or which is or contains ammonia, petroleum, gasoline, diesel fuel or any other petroleum hydrocarbon product or material,
(ii) the term "Environmental Requirements" shall collectively mean all present and future laws, statutes, ordinances, rules, regulations, orders, codes, licenses, permits, decrees, judgments, directives or the equivalent of or by any Governmental Authority and relating to or addressing the protection of the environment or human health or safety, and (iii) the term "Governmental Authority" shall mean any of the following having jurisdiction over the Project Site, the Project or any part of either thereof: the federal or state government or any political subdivision thereof, or any agency, court or body of the federal or state government or any political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions.

                 15.2 COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS. Each party to this Agreement agrees that it will not use, store or bring onto the Project Site any Hazardous Material in violation of Environmental Requirements without first obtaining the prior written consent of the other party. Each party shall comply in all material respects with all Environmental Requirements, and will not generate, store, handle, process, dispose of or otherwise use Hazardous Materials at, in, on, under or about the Project Site in a manner that causes the imposition on Tenant, Landlord, the Project Site or any part thereof of any liability or lien of any nature whatsoever under any Environmental Requirement. Each party shall notify the other party promptly in the event that such party receives notice of any spill or other release of any Hazardous Material at, in, on, under or about the Project Site which is required to be reported to a Governmental Authority under any Environmental Requirement, will promptly forward to the other party copies of any notices received by such party relating to alleged violations by such party of any Environmental Requirement. If at any time it is determined by a Governmental Authority that a party's operation or use of the Project Site violates any applicable Environmental Requirement or that as a consequence of such party's action or inaction there are Hazardous Materials located at, in, on, under or about the Project Site which, under any Environmental Requirement, require special handling in collection, storage, treatment or disposal, or any other form of cleanup or corrective action, such party shall, within thirty days after receipt of notice from any Governmental Authority, or sooner if required by such notice, take, at the sole cost and expense of such party (except as otherwise set forth in the ESA), such actions as may be necessary to fully comply in all respects with all Environmental Requirements; provided, however, that if such compliance cannot reasonably be completed within such thirty day period, such party shall commence such necessary action within such thirty-day period and shall thereafter diligently and expeditiously proceed to fully comply in all respects and in a timely fashion with all Environmental Requirements.

                 15.3 ENVIRONMENTAL INDEMNITY. Subject to the terms of
Article 13 above, each party (the "Indemnifying Party") shall defend, indemnify, and hold harmless the other party, its members, employees, agents, officers, and directors (the "Indemnified Parties"), from and against any and all claims, demands, penalties, causes of action, fines, liabilities, settlements, damages (other than lost business, lost profits and other special and/or consequential damages, whether direct or indirect, all claims for which are hereby irrevocably waived), costs, or expenses of whatever kind or nature, known or unknown, foreseen or unforeseen, contingent or otherwise (including, without limitation, reasonable counsel and consultant fees and expenses, investigation and laboratory fees and expenses, court costs, and litigation expenses) arising out of, or in any way related to, (i) any breach by the Indemnifying Party of the provisions of Section 15.2 above or by Landlord of the representations and warranties contained in Section 14.2.5 above, (ii) the presence, disposal, spillage, discharge, emission, leakage, release, or threatened release of any Hazardous Material which is at, in, on, under, about, from or affecting the Project Site or any portion thereof, including, without limitation, any damage or injury resulting from any such Hazardous Material to or affecting the Project Site or the soil, water, air, vegetation, buildings, personal property, persons or animals located on the Project Site or on any other property or otherwise, which arose or occurred through the act or omission of the Indemnifying Party or resulted from the Indemnifying Party's use or occupancy of the Project Site,
(iii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to the generation, storage, handling, processing, disposal of or use of any such Hazardous Material by the Indemnifying Party, (iv) any lawsuit brought, settlement reached, or order or directive of or by any Governmental Authority relating to the Indemnifying Party's use of such Hazardous Material, or (v) any violation by the Indemnifying Party of any Environmental Requirement.

                 15.4 LIMITATION ON INDEMNITY. The aforesaid indemnification shall not be applicable to any claim, demand, penalty, cause of action, fine, liability, settlement, damage, cost or other expense of any type whatsoever occasioned, arising and caused solely and directly as the result of the negligence or willful misconduct of a party claiming a right to be indemnified, or, with respect to Tenant's indemnification obligations, arising in connection with (i) an environmental condition occurring prior to the date upon which Tenant enters upon the Project Site, or (ii) an environmental condition occurring subsequent to the date upon which Landlord acquires possession of the Project Site if such claim, demand, penalty, cause of action, fine, liability, settlement, damage, cost or other expense was not caused by an act or omission of Tenant or an employee, agent or contractor of Tenant, and Landlord shall be solely responsible for all claims and other expenses resulting from the conditions described in the preceding clauses (i) and (ii).

                  15.5 SURVIVAL OF INDEMNITY. Except as hereinabove specifically provided to the contrary in this Article 15, the obligations and liabilities of Landlord and Tenant under this Article 15 in respect to a claim which arises or accrues prior to the expiration or termination of the Term shall survive and continue in full force and effect and shall not be terminated, discharged or released, in whole or in part, irrespective of whether the Lease has terminated pursuant to the provisions of this Lease or acceptance by Landlord of possession of the Project Site.

         Article 16. TITLE; SUBORDINATION. Landlord represents and warrants to Tenant that prior to the date upon which the Notice to Proceed (as defined in the Development Agreement) is received by Northwind, Landlord will hold fee simple title to the Aladdin Lands and the Project Site. Landlord will promptly notify Tenant in writing if any mortgage, trust deed or ground lease encumbers the Project Site. If at any time the Project Site shall become subject to any mortgage, trust deed or ground lease, then within thirty (30) days after the creation of such lien or the commencement of the term of such ground lease, as the case may be, Landlord shall deliver to Tenant a recordable non-disturbance agreement (pursuant to which, among other things, the Lease, and Tenant's right of possession of the Project Site and the Landlord's Property on the terms and conditions set forth in the Lease, would be honored by any lender, ground lessor or person or entity claiming by, through or under such lender or ground lessor, in the event a foreclosure or deed-in-lieu of foreclosure occurred or a ground lease was terminated and no Tenant Default then existed) satisfactory in form and substance to Tenant acting in a commercially reasonable manner (herein called a "Non-Disturbance Agreement") signed by such lender or ground lessor, as the case may be. Without limiting the foregoing, if the mortgagee or trustee in any first mortgage or first trust deed hereafter made desires this Lease to be subject and subordinate to its first mortgage or first trust deed, then all or a portion of the rights and interests of Tenant under this Lease (other than rights in respect of any casualty loss of the Project or under Sections 8.1 and 8.2 hereof) shall be subject and subordinate to such first mortgage or first trust deed and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, if and only if such mortgagee or trust deed holder or such ground lessor, as the case may be, has theretofore delivered to Tenant a Non-Disturbance Agreement signed by such lender or ground lessor, as the case may be. Any mortgagee or trustee in any first mortgage or trust deed may elect that, instead of making this Lease subject and subordinate to its first mortgage or first trust deed, the rights and interest of Tenant under this Lease shall have priority over the lien of its mortgage or trust deed. Tenant agrees that in the event that any trustee or mortgagee or ground lessor elects to make this Lease subordinate to its mortgage, trust deed or ground lease, and Tenant has received from such lender or ground lessor a signed Non-Disturbance Agreement, Tenant shall, upon the request thereof, attorn to any such trustee or mortgagee who becomes owner of the Project Site through foreclosure or deed in lieu of foreclosure or to any other purchaser of the Project Site at a foreclosure sale or to such ground lessor, as the case may be.

         Article 17.       SURRENDER AND HOLDOVER.

                 17.1 SURRENDER AND REMOVAL OF IMPROVEMENTS. In the event that Landlord requires Tenant to remove the "Northwind Facilities" pursuant to Section 9.2 of the ESA, then no later than the 180th day following the date on which this Lease expires or is terminated in accordance with the terms hereof, Tenant shall surrender the Project Site and shall remove therefrom any and all machinery, equipment and personal property at Landlord's expense, except that in the event Tenant negligently performs such removal or willfully causes any damage in the course of performing such removal, Tenant shall be responsible at its sole expense for repairing all damage it negligently or willfully caused. Otherwise Tenant shall surrender the Project Site immediately following the date of expiration or termination and Tenant shall not remove such property if Landlord or its assignee has exercised any rights it may have to acquire the same under the terms and conditions of the Development Agreement or the ESA. Tenant shall restore the Project Site to a condition approved by Landlord, which approval shall not be unreasonably withheld or delayed, and Tenant shall repair any damage to Landlord's Property which is due to Tenant's use thereof. Tenant's interest in all improvements remaining on the Project Site after the expiration or earlier termination of the Lease shall be vacated and surrendered by Tenant to Landlord and shall automatically become the property of Landlord except to the extent that Landlord requires Tenant to remove the same, and Tenant agrees to execute and deliver to Landlord such deeds, bills of sale, assignments or other instruments of conveyance as Landlord may deem reasonably necessary to evidence such transfer of such improvements to Landlord.

                 17.2 HOLDING OVER. Except as necessary to comply with its obligations under Section 17.1 hereof, Tenant shall have no right to occupy the Project Site or any portion thereof after the expiration of the Term or after termination of the Lease or of Tenant's right to possession. In the event Tenant holds over, Landlord may exercise any and


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

all remedies available to it at law or in equity to recover possession of the Project Site and for any damages resulting from such holdover.

         Article 18.      DEFAULT AND REMEDIES.

                 18.1 TENANT DEFAULTS. Tenant agrees that any one or more of the following events shall be considered "Tenant Defaults" as said term is used herein:

                      18.1.1 Tenant shall fail to pay any Rent or other
                 charge owing by Tenant pursuant to the terms of this Lease within thirty days after receipt of written notice from Landlord that such amount is due and payable;

                      18.1.2 Tenant shall fail to keep, observe or perform
                 any of the other covenants or agreements herein contained to be kept, observed and performed by Tenant, and such failure shall continue for thirty days (or such shorter period as is specifically referred to in this Lease for any particular breach) after notice thereof in writing to Tenant; PROVIDED, however, in the event that such failure cannot reasonably be cured within the aforesaid thirty day period (or shorter period, if applicable), and Tenant shall within said period commence to cure said default and diligently thereafter prosecutes to correction said failure, the period for completion shall be extended for so long as is reasonably required to cure said default;

                      18.1.3 The estate or interest of Tenant in the Project
                 Site or the Project is levied upon or attached in any proceeding and such process is not stayed, vacated or discharged within ninety (90) days after such levy or attachment;

                      18.1.4 Any representation or warranty made by Tenant
                 to Landlord in connection with this Lease is false or misleading in any material respect when made; or

                      18.1.5 Tenant is in default under the ESA or the Development Agreement.

                 18.2 LANDLORD REMEDIES; TERMINATION EVENT. Upon the occurrence of any one or more of such Tenant Defaults, Landlord shall be entitled to recover as damages all past due Rent and other sums then due and payable by Tenant including costs and expenses reasonably incurred in the exercise of Landlord's remedy (including reasonable attorney's fees), to seek appropriate equitable relief including the termination of this Lease (but only if


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

the Development Agreement and the ESA also are terminated in accordance with their respective terms) and to pursue any and all remedies available at law, in equity, in bankruptcy or in other appropriate proceedings and to seek appropriate equitable relief. Upon the effective date of such termination (but subject to the rights and obligations of Tenant under Section 17.1 above and to Landlord's payment to Tenant of any amounts payable under the ESA and the Development Agreement pursuant to termination thereof), Tenant shall surrender possession of the Project Site to Landlord. If the Lease is terminated by Landlord due to the occurrence of the events described in this Section, Landlord shall be entitled to recover as damages all past due Rent and other sums due and payable by Tenant on the date of termination including costs and expenses reasonably incurred in the exercise of Landlord's remedy (including reasonable attorney's fees). Subject to the foregoing, Landlord shall have such rights and remedies for Tenant defaults as provided elsewhere in this Lease and at law and in equity, and all remedies shall be cumulative such that Landlord's exercise or failure to exercise of any remedy shall not limit or prevent Landlord from exercising any other remedy available to Landlord.

                 18.3 PERFORMANCE BY TENANT'S LENDER. Landlord agrees and acknowledges that in the event that Tenant grants a security interest in the Project and/or Tenant's leasehold interest in or to the Project Site to a third party lender, Landlord shall negotiate and enter into an agreement by which such lender will be given notice and an opportunity to cure Tenant Defaults under this Lease. Without limiting the foregoing, Landlord shall reasonably cooperate with all commercially customary requests by such lender as such lender may reasonably request.

                 18.4 LANDLORD DEFAULT; TENANT REMEDIES. In the event
Landlord shall fail to keep, observe or perform any of its covenants or agreements contained in this Lease, and such failure shall continue for thirty
(30) days (if such failure is a monetary duty or obligation) or forty-five (45) days (if such failure is a non-monetary duty or obligation) after written notice from Tenant to Landlord, then Tenant shall have the right to exercise all remedies available to Tenant at law and in equity (excluding the termination of the Lease); provided, however, that Tenant may, at its election by written notice to Landlord, terminate this Lease if and only if the ESA and/or Development Agreement has been terminated or otherwise expires in accordance with its terms. The effective date of such termination shall be the later of the effective termination date of the ESA or Development Agreement. Subject to the foregoing, Tenant shall have such rights and remedies for a breach by Landlord of its obligations under this Lease as are set forth herein, and all remedies shall be cumulative such that Tenant's exercise or failure to exercise of any remedy shall not limit or prevent Tenant from exercising any other remedy available to Tenant.


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

         Article 19.     MISCELLANEOUS.

                 19.1  ESTOPPEL CERTIFICATES.

                      19.1.1 Tenant shall, at any time and from time to time
                 upon not less than thirty days' prior written request from Landlord, execute, acknowledge and deliver to Landlord, in form reasonably satisfactory to Landlord, a written statement certifying (if true) that Tenant has accepted the Project Site, that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that, to the best of Tenant's knowledge, Landlord is not in default hereunder (or if there is a default, stating the nature of said default), the date to which the rental and other charges have been paid, and such other accurate certifications as may reasonably be required by Landlord or Landlord's mortgagee. Any statement delivered by Tenant pursuant to this Section may be relied upon by Landlord and Landlord's lenders and prospective lenders.

                      19.1.2 Landlord shall, at any time and from time to
                 time upon not less than thirty days' prior written request from Tenant, execute, acknowledge and deliver to Tenant, in form reasonably satisfactory to Tenant, a written statement certifying (if true) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that, to the best of Landlord's knowledge, no Tenant Default then exists (or if there is a Tenant Default, stating the nature thereof), the date to which the rental and other charges have been paid and such other accurate certifications as may reasonably be required by Tenant or by such other person or entity, as the case may be. Any statement delivered by Landlord pursuant to this Section may be relied upon by Tenant and Tenant's lenders and prospective lenders.

                 19.2 AMENDMENTS MUST BE IN WRITING. None of the covenants, terms or conditions of this Lease, to be kept and performed by either party, shall in any manner be altered, waived, modified, changed or abandoned except by a written instrument, duly signed by both parties and delivered.

                 19.3 NOTICES. All notices or other communications required or permitted hereunder shall be in writing addressed to the respective party as set forth below and shall be


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

personally served, telecopied or sent by reputable overnight courier service and shall be deemed to have been given: (a) if delivered in person, when delivered;
(b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Chicago time, otherwise on the next Business Day (provided, in either case, that receipt of such transmission is confirmed); and
(c) if delivered by overnight courier, one day after delivery to the courier service properly addressed. Notices and other communications shall be addressed to the applicable party as follows:

If to Landlord, then to:

                  Aladdin Gaming, LLC
                  c/o Aladdin Management Corporation
                  280 Park Avenue, 38th Floor
                  New York, New York  10017
                  Attention:  Ronald Dictrow
                  Fax: 212-661-0844

If to Tenant, then to:

                  Northwind Aladdin, LLC
                  c/o Unicom Thermal Technologies Inc.
                  30 West Monroe Street, Suite 500
                  Chicago, IL  60603
                  Attention:  President
                  Fax:  312-346-3201

Any party hereto may change its address for notices and other communications hereunder by a notice delivered to the other party hereto in accordance with this Section as then in effect.

                  19.4 TIME OF ESSENCE. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

                  19.5 RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture, between Landlord and Tenant, it being understood and agreed that no provision in this Lease or any acts of the parties hereto shall be deemed to create any relationship other than the relationship of landlord and tenant.


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

                 19.6 CAPTIONS. The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

                 19.7 SEVERABILITY. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, or shall be in conflict with the requirements of any law, such term or provision shall be deemed to be inapplicable and the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                 19.8 LAW APPLICABLE. This Lease shall be construed and enforced in accordance with the law of the State of Nevada.

                 19.9 COVENANTS BINDING ON SUCCESSORS; NO THIRD PARTY BENEFICIARIES. All of the covenants, agreements, conditions and undertakings contained in this Lease shall extend and inure to and be binding upon the successors and permitted assigns of the respective parties hereto, the same as if they were in every case specifically named, and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the successors and permitted assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto and their successors and permitted assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.

                 19.10 RECORDING OF LEASE. A short form notice of this Lease and the easements created hereby (but not the Lease itself) may be recorded against the Project Site by either party hereto, provided the form thereof has received the prior approval of Landlord, which approval shall not be unreasonably delayed or withheld.

                 19.11 DEFAULT RATE OF INTEREST. Any amount owing by either party under this Lease that is not paid on or before the 15th day after the due date of such amount shall bear interest at a rate equal to one and one-half percent (1.50%) per month, or the maximum legal rate, whichever is less, from such date through and including the date of payment thereof (calculated using actual days elapsed and a year of 365 or 366 days, as applicable).

                 19.12 ARBITRATION. Landlord and Tenant shall negotiate in good faith and attempt to resolve promptly any dispute between them which may develop under this Lease; however, if Landlord and Tenant are unable to resolve any such dispute, then Landlord and Tenant jointly may request that such dispute be resolved by arbitration in accordance with the provisions of the Commercial Arbitration Rules of the American Arbitration Association. If


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

Landlord and Tenant do not agree to submit such dispute to arbitration and are not otherwise able to resolve such dispute, either Landlord or Tenant may bring such dispute to any court of competent jurisdiction for resolution. The provisions of this Section shall survive the termination or expiration of this Lease.

                 19.13 SELF-HELP. Landlord may, but shall not be obligated to, perform any duty or obligation of the Tenant under this Lease (including, without limitation, the performance of maintenance, repairs and replacements pursuant to Section 9) if and to the extent Tenant fails to perform such duty or obligation and such failure continues for thirty days after written notice thereof (which thirty day period shall not apply or pertain to any such failure which creates an emergency situation). If Landlord so elects to cure or attempt to cure such failure of the Tenant, then all reasonable costs and expenses incurred by Landlord in curing or attempting to cure such failure, including without limitation reasonable attorneys' fees and court costs (all such costs and expenses being hereinafter referred to collectively as the "Self-Help Expenses") shall be repaid by the Tenant within five business days after a written request therefor (together with an invoice and reasonable back-up therefor). The rights and remedies provided for in this Section are non-exclusive, and nothing herein shall prevent Landlord from exercising any other right or remedy available to it under this Lease or at law or in equity (subject to the limitations set forth in this Lease).

                 19.14 NO MERGER. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in the Project Site or any part thereof by reason of the fact that the same person may own or acquire or hold, directly or indirectly (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in any such leasehold estate and (b) the fee estate in the Project Site or any part thereof or any interest in such fee estate and no such merger shall occur unless and until Landlord, Tenant, each holder of a mortgage on the fee estate in the Project Site and each holder of a mortgage on the leasehold estate created by this Lease shall join in a written instrument effecting such merger.

                 19.15 NOTICE OF TRANSFER. This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither party shall assign its interest or delegate its duties under this Lease without the prior written consent of the other party (which consent shall not be unreasonably withheld) except that either party may assign its interest hereunder in connection with a concurrent assignment of its interest in the ESA made in accordance with the provisions of the ESA, provided that such assignment hereunder is being made to the same entity to which assignment is being made under the ESA. In the event of such assignment by Landlord, the assignee shall have the same notice, cure and assumption rights under this Lease as is provided to such assignee under Section 10.2(a)(ii) of the ESA. Subject to the foregoing, the term "Landlord" as used herein means the owner of the Project Site, and in the event of the sale, assignment or transfer by such owner of its interest in the Project Site, the Landlord shall promptly give notice of the fact to Tenant setting forth the name and address of the transferee, and thereupon, except as otherwise required in connection with any concurrent assignment of the Landlord's interest in the ESA, the owner selling, assigning or transferring its interest in the Project Site shall be released and discharged as Landlord herein from all liabilities and obligations thereafter accruing and thereupon all such liabilities and obligations shall be binding upon the transferee.

                 19.16 NON-LIABILITY. Neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any


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

loss, injury or damage to Tenant, or to its property, unless the cause of such injury, damage or loss was the gross negligence or willful misconduct of Landlord, its agents, contractors, shareholders, servants or employees. Landlord's total liability under this Lease shall in all events be limited to Landlord's interest in the Project Site, or, if applicable, net proceeds derived from the sale thereof.

[Balance of page intentionally left blank; signature page follows.]



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


         IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

ALADDIN GAMING LLC, a                    NORTHWIND ALADDIN, LLC, a
Nevada limited-liability company         Nevada limited-liability company

By:      /s/ Ronald Dictrow              By:   UTT Las Vegas Inc.,
    ------------------------------             a Nevada corporation, its manager
         Ronald Dictrow
Title: Exec. Vice President              By: /s/ Donald Petkus
                                            -----------------------------------
                                         Name:  Donald Petkus
                                         Title: President

                                    EXHIBIT A

                           Description of Project Site

                                    EXHIBIT B

                       Description of Landlord's Property